UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2011

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)   On March 22, 2011, American Apparel, Inc. (the “Company”) received a letter from NYSE Amex LLC (the “Exchange”) relating to the Company’s filing on February 7, 2011, of an amendment to its Form 10-K for the year ended December 31, 2009 (the “2009 10-K”) to remove from the 2009 10-K the report by its former auditors, Deloitte & Touche LLP (“Deloitte”), on the Company’s previously issued consolidated financial statements as of and for the year ended December 31, 2009 (the “2009 financials”), including Deloitte’s report on internal control over financial reporting at December 31, 2009, as a result of the events previously disclosed in the Company’s Current Report on Form 8-K filed on December 21, 2010.  The letter from the Exchange states that the filing of a complete 2009 10-K, which includes audited financials, is a condition for the Company’s continued listing on the Exchange, as required by Sections 134 and 1101 of the Exchange’s Company Guide, and the Company’s failure to have on file a complete 2009 10-K, which includes audited financials, is a material violation of the Company’s listing agreement with the Exchange.

The letter from the Exchange provides that the Company must submit to the Exchange by April 5, 2011 a plan to bring the Company in compliance with Sections 134 and 1101 of the Exchange’s Company Guide by no later than June 20, 2011.

The Company intends to file as soon as practicable, currently expected to be no later than April 15, 2011, an amendment to the 2009 10-K for the purpose of filing a new audit report on the 2009 financials and a new report on internal control over financial reporting at December 31, 2009, from its current auditors, Marcum LLP, and, at such time, the notation in the 2009 10-K that the 2009 financials are “unaudited” would be removed.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: March 28, 2011	By:	/s/ John Luttrell
		Name:	John Luttrell
		Title:	Executive Vice President and Chief Financial Officer